                                    AGREEMENT

          THIS AGREEMENT made as of the ______ day of June, 1995 by and among ISRAEL DISCOUNT BANK OF NEW YORK ("IDB"), BANK LEUMI TRUST COMPANY OF NEW YORK ("BL"), EUROPEAN AMERICAN BANK ("EAB") and UNITED MIZRAHI BANK AND TRUST COMPANY ("UMB").

                              W I T N E S S E T H:

          WHEREAS, IDB, BL and EAB are parties to a bank intercreditor agreement dated September 9, 1993, as amended by agreement dated September 28, 1994 (the "Bank Intercreditor Agreement"), relating to certain obligations of Elk Associates Funding Corporation (the "Debtor"); and

          WHEREAS, the Debtor has entered into a loan agreement with UMB; and

          WHEREAS, the parties desire to make UMB a party to the Bank Intercreditor Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Admission of UMB as a Party to the Bank Intercreditor Agreement. Effective as of the date hereof, the Bank Intercreditor Agreement is hereby amended in order to admit UMB as a party to the Bank Intercreditor Agreement. Accordingly, UMB shall be bound by the terms of the Bank Intercreditor Agreement and shall assume all of the obligations and be entitled to any and all rights and benefits as a Creditor (as that term is defined in the Bank Intercreditor Agreement) pursuant to the terms of the Bank Intercreditor Agreement.

2. Continuation Agreements. The Bank Intercreditor Agreement shall remain in full force and effect as modified pursuant to the terms hereof.

3. Further Assurances. The parties agree to execute any and all documents necessary to effectuate the admission of UMB as a party to the Bank Intercreditor Agreement.

4. Notices.

          EAB's address for notice or other communication in connection with the Bank Intercreditor Agreement shall be:

                   United Mizrahi Bank and Trust Company
                   One Rockefeller Plaza
                   New York, NY 10020
                   Attention: Joseph C. LoMonaco, Vice President
                   Telecopy: 212-332-7466


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5. Governing Law. This agreement shall be governed by the laws of the state of
New York applicable to contracts made and to be performed wholly therein.

6. Headings. The headings in this Agreement are for convenience reference only and shall not alter or otherwise affect the meaning hereof.

7. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                       ISRAEL DISCOUNT BANK OF NEW YORK


                                       By:/s/ Robert J. Fainelli
                                          ------------------------------------
                                          Name:  Robert J. Fainelli
                                          Title: Vice President

                                       By:/s/ Robert E. Stark
                                          ------------------------------------
                                          Name:  Robert E. Stark
                                          Title: Senior Vice President


                                       BANK LEUMI TRUST COMPANY
                                       OF NEW YORK


                                       By:/s/ Iris Schechter
                                          ------------------------------------
                                          Name:  Iris Schechter
                                          Title: Vice President


                                       By:/s/ Joseph Euter
                                          ------------------------------------
                                          Name:  Joseph Euter
                                          Title: Bank Officer


                                       EUROPEAN AMERICAN BANK


                                       By:/s/ Dennis J. Nochowitz
                                          ------------------------------------
                                          Name:  Dennis J. Nochowitz
                                          Title: Assistant Vice President


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                                       UNITED MIZRAHI BANK AND
                                           TRUST COMPANY


                                       BY:/s/ Peter W. Blake
                                          ------------------------------------
                                          Name:  Peter W. Blake
                                          Title: Vice President


                                       BY:/s/ David Barsion
                                          ------------------------------------
                                          Name:  David Barsion
                                          Title: Vice President



                                       ACKNOWLEDGED AND AGREED:


                                       ELK ASSOCIATES FUNDING CORPORATION


                                       By:/s/ Gary C. Granoff
                                          ------------------------------------
                                          Name:  Gary C. Granoff
                                          Title: President



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